                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                                   COMMISSION ONLY (AS PERMITTED
[X]  Definitive Proxy Statement                    BY RULE 14A-6(E)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-12

                             SEI Investments Company
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:
          (2)  Aggregate number of securities to which transaction applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          (4)  Proposed maximum aggregate value of transaction:
          (5)  Total fee paid:

[_]       Fee paid previously with preliminary materials.

[_]       Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:

                   SEI INVESTMENTS NOTICE OF SPECIAL MEETING

                  OF SHAREHOLDERS TO BE HELD FEBRUARY 14, 2001

                         SEI Investments Company
                         Oaks, PA 19456-1100

                         Notice of Special Meeting of Shareholders
                         To be Held February 14, 2001

                         A Special Meeting of Shareholders of SEI Investments Company (the "Company"), a Pennsylvania business corporation, will be held at 10:00 a.m., local time, Wednesday, February 14, 2001, at One Freedom Valley Drive, Oaks, PA 19456-1100 for the purpose of considering and acting upon the following:

                       1. Approval of an amendment to the Company's Articles
                          of Incorporation, as amended, to increase the number of shares of Common Stock, par value $.01 per share, that the Company is authorized to issue from 100,000,000 shares to 750,000,000 shares. Approval of this Proposal will result in a two-for-one split of the Company's Common Stock to be paid as a dividend.

                       2. To transact such other business as may properly come
                          before the Special Meeting or any adjournments thereof.

                         Only shareholders of record at the close of business on January 15, 2001 will be entitled to notice of, and to vote at, the Special Meeting and at any adjournments thereof.

                         By order of the Board of Directors,

                         William M. Doran
                         Secretary
                         January 18, 2001

                         Your vote is important. Accordingly, whether or not you expect to attend the Special Meeting, you are asked to promptly complete, sign, and return the accompanying proxy card in the envelope provided, which requires no postage if mailed in the United States. If you send in your proxy card and then decide to attend the Special Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

                         SEI Investments Company
                         Oaks, PA 19456-1100

                         Proxy Statement

                         Special Meeting of Shareholders

                         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SEI Investments Company (the "Company") of proxies for use at a Special Meeting of Shareholders of the Company to be held on February 14, 2001 (the "Special Meeting") and at any adjournments thereof. Action will be taken at the meeting upon a proposed amendment to the Company's Articles of Incorporation, as amended, to increase the number of shares of Common Stock, par value $.01 per share, that the Company is authorized to issue from 100,000,000 shares to 750,000,000 shares (the "Proposal") and such other business as may properly come before the meeting and any adjournments thereof. Approval of the Proposal will result in a two-for-one split of the Company's Common Stock to be paid as a dividend.

                         Voting at the Meeting, Vote Required and Revocation

                         Only the holders of the Company's Common Stock, par value $.01 per share ("Shares"), of record at the close of business on January 15, 2001 are entitled to vote at the Special Meeting. On that date there were 54,289,990 Shares outstanding and entitled to be voted at the meeting. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on the books of the Company. See "Ownership of Shares" for information regarding the ownership of Shares by directors, nominees, officers, and certain shareholders of the Company.
                            The affirmative vote of the majority of the votes
                         cast at the Special Meeting is necessary to approve the amendment.
                            The Shares represented by each properly executed
                         proxy card will be voted in the manner specified by the shareholder. If instructions to the contrary are not given, such Shares will be voted FOR the Proposal. If there are any other matters properly presented to the meeting for action,

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                         the proxy holders will vote the proxies (which confer
                         discretionary authority to vote on such matters) in accordance with their best judgment.
                            Execution of the accompanying proxy card will not
                         affect a shareholder's right to attend the Special Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted. Under the Pennsylvania Business Corporation Law, if a shareholder (including a nominee, broker, or other record owner) records the fact of abstention or fails to vote (including broker non-votes) either in person or by proxy, such action is not considered a vote cast and will have no effect on the Proposal, but will be considered present for purposes of determining a quorum.
                            This Proxy Statement and the accompanying proxy
                         were first sent by mail to Common Shareholders on or about January 18, 2001. The costs of this solicitation are being borne by the Company.

      (Proposal No. 1)   Amendment to the Articles of Incorporation, as
                         amended, to Increase the Number of Authorized Shares of Common Stock
                         On December 14, 2000, the Board of Directors declared advisable and unanimously approved an Amendment to increase the aggregate number of shares of Common
                         Stock that the Company is authorized to issue from 100,000,000 shares to 750,000,000 shares. No increase in the number of shares of Preferred Stock of the Company, currently 60,000 shares, is proposed or anticipated.
                            If approved by the Shareholders, the Amendment
                         will become effective upon the filing of Articles of Amendment to the Articles of Incorporation, as amended, with the Secretary of the Commonwealth of Pennsylvania. The Amendment would change Article V of the Company's Articles of Incorporation, as amended, to read in its entirety as follows:
                            "The aggregate number of shares which the
                          corporation shall have the authority to issue is 750,060,000 shares, consisting of 60,000 shares of Series Preferred Stock of the par value of $.05 per share and 750,000,000 shares of Common Stock of the par value $.01 per share. The Board of Directors of the corporation shall have the full authority permitted by law to fix by resolution full, limited, multiple or fractional,

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

                         or no voting privileges, limitations, options, conversion rights and other special or relative rights of any class or any series of any class that may be desired. The shareholders of the corporation shall not have the right to accumulate their votes for the election of directors."
                           At the same time that it adopted the resolution to
                        increase the authorized capital stock, the Board of Directors declared a two-for-one stock split of the Company's Common Stock that would be effected in the form of a dividend of one additional share of Common Stock for each share of Common Stock outstanding (the "Stock Split"), conditioned upon the Shareholders' approval of this Proposal to increase the authorized shares of the Company.

Purpose and Effect of the Amendment
                        As of the Record Date, of the Company's 100,000,000 authorized shares of Common Stock, approximately 54,290,000 shares were issued and outstanding, approximately 2,535,000 shares were reserved for future issuance under the Company's equity compensation plans and employee stock purchase plan, of which, currently, approximately 8,347,000 are covered by outstanding options and are available for grant or purchase. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Company currently has approximately 34,828,000 shares remaining available for other purposes.
                           Based upon figures as of January 15, 2001, of the
                        750,000,000 shares of Common Stock that would be authorized, approximately 130,344,000 shares would be required to effectuate the Stock Split. The aggregate number of shares of Common Stock that may be sold under each of the Company's equity compensation plans and employee stock purchase plan, and the exercise price of such options, will be proportionately adjusted to reflect the Stock Split. For example, the Stock Split will have the effect of doubling the number of shares of Common Stock issuable upon the exercise of options under the Company's equity compensation plans, and of reducing by one-half the option price per share of such options.
                           The Board of Directors believes that it is in the
                        Company's best interests to increase the number of authorized but unissued shares of

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                         Common Stock in order to have additional shares
                         available to meet the Company's future business needs as they arise. Other than the shares which are required to effect the Stock Split, the Company's management has no present arrangements, agreements, understandings or plans for the use of the additional shares proposed to be authorized. The Board believes that the availability of such additional shares will provide the Company with the flexibility to issue Common Stock for a variety of other purposes the Board of Directors may deem advisable without further action by the Company's Shareholders, unless required by law, regulation or stock exchange rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the acquisition of other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of future stock splits or distributions, and other bona fide purposes.
                            The Board of Directors unanimously approved the
                         Stock Split. Because the Stock Split would effectively double the number of outstanding shares of Common Stock and increase that number to an amount in excess of 100,000,000 shares, an increase in authorized capital is required to make the proposed stock dividend possible. As a result, the Board conditioned the Stock Split on obtaining Shareholder approval of this increase in the Company's authorized capital.
                            There will be no change in the voting rights,
                         dividend rights, liquidation rights, preemptive rights or any other Shareholder rights as a result of the proposed Amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

   Effect of the Stock   No change in total shareholders' equity will result
                 Split   from the Stock Split. The aggregate amount of capital
                         represented by the outstanding shares of Common Stock will be increased by $.01 for each share issued to effect the Stock Split and the Company's capital in excess of par value account will be reduced by the same amount. After the Stock Split, purchases and sales of Common Stock by an individual Shareholder may be subject to

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

                         higher brokerage charges and applicable stock transfer taxes than on a pre-split transaction of equivalent market value due to the greater number of shares of Common Stock involved after the Stock Split. In addition, the Company will incur certain expenses in connection with the Stock Split, such as the cost of preparing and delivering to Shareholders new certificates representing additional shares.
                            The Company has been advised that, based on
                         current tax law, the Stock Split should not result in any gain or loss for Federal income tax purposes. The tax basis of every share held before the Stock Split will be allocated between the two shares held as a result of the distribution, and the holding period of the new shares will include the holding period of the shares with respect to which they were issued. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and Shareholders subject to such laws are urged to consult their tax advisers.
                            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                         VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                         Ownership of Shares

                         The following table contains information as of December 31, 2000 (except as noted) relating to the beneficial ownership of Shares by each of the members of the Board of Directors, the Chief Executive Officer and each of the four most highly compensated executive officers of the Company, by members of the Board of Directors and all of the Company's executive officers as a group, and by the holders of 5% or more of the total Shares outstanding. As of December 31, 2000, there were 54,067,248 Shares outstanding. Information as to the number of Shares owned and the nature of ownership has been provided by these persons and is not within the direct knowledge of the Company. Unless otherwise indicated, the

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

                         named persons possess sole voting and investment power with respect to the shares listed.

                Name of Individual or                     Number of   Percent of
                Identity of Group                        Shares Owned Class(/1/)
                         -------------------------------------------------------
                Alfred P. West, Jr.(/2/)...............   12,654,365     23.4%
                William M. Doran(/3/)(/4/).............    2,385,154      4.4%
                Carmen V. Romeo(/3/)(/5/)..............    1,301,208      2.4%
                Richard B. Lieb(/3/)...................      660,100      1.2%
                Edward D. Loughlin(/3/)................      463,002        *
                Henry H. Greer.........................      423,857        *
                Dennis J. McGonigle(/3/)...............      285,941        *
                Henry H. Porter(/3/)...................      201,000        *
                Kathryn M. McCarthy(/3/)...............       12,300        *
                All executive officers and directors as
                 a group (11 persons)(/6/).............   16,961,772     30.4%
                Thomas W. Smith(/7/)...................    5,723,400     10.6%
                Thomas N. Tryforos(/7/)................    4,335,864      8.0%
                         -------------------------------------------------------

                       * Less than one percent.
                      (1) Applicable percentage of ownership is based on
                          54,067,248 shares of Common Stock outstanding on December 31, 2000. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of stock options exercisable currently or within 60 days of December 31, 2000 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each Shareholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such Shareholder.
                      (2) Includes an aggregate of 12,000 Shares held by Mr.
                          West's wife and 2,499,357 Shares held in trusts for the benefit of Mr. West's children, of which Mr. West's wife is a trustee or co-trustee. Also includes 72,000 Shares that may be acquired upon exercise of stock options exercisable within 60 days of December 31, 2000 held in a trust of which Mr. West is

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

                         a trustee. Mr. West disclaims beneficial ownership of the Shares held in these trusts. Also includes 2,268,750 Shares held by APWest Associates, L.P., a Delaware limited partnership of which Mr. West is the sole general partner. Also includes 1,740,644 Shares held in several trusts of which Mr. West is a trustee. Mr. West's address is c/o SEI Investments Company, Oaks, PA 19456-1100.
                      (3) Includes, with respect to Mssrs. Doran, Romeo, Lieb,
                          Loughlin, McGonigle and Porter and Ms. McCarthy, 6,000, 251,250, 256,500, 420,000, 238,500, 78,000
                          and 12,000 Shares, respectively, that may be acquired upon exercise of stock options exercisable within 60 days of December 31, 2000.
                      (4) Includes an aggregate of 2,097,000 Shares held in
                          trust for the benefit of Mr. West's children, of which Mr. Doran is a co-trustee and, accordingly, shares voting and investment power. Mr. Doran disclaims beneficial ownership of the Shares held in trust. Also includes 62,000 shares in several trusts of which Mr. Doran is a trustee.
                      (5) Includes an aggregate of 16,600 Shares held in
                          custodianship for the benefit of Mr. Romeo's minor children, of which Mr. Romeo's brother is a custodian. Mr. Romeo disclaims beneficial ownership of the Shares held in custodianship.
                      (6) Includes 1,793,050 Shares that may be acquired upon
                          the exercise of stock options exercisable within 60 days of December 31, 2000.
                      (7) Information is based on a Form 13G/A filed with the
                          Securities and Exchange Commission by Mssrs. Smith and Tryforos on February 14, 2000, as adjusted for the Company's June 2000 three-for-one stock split. Messrs. Smith and Tryforos share voting and investment power with respect to 4,312,500 Shares in their capacities as general partners to private investment limited partnerships and trustees of a profit sharing trust. Messrs. Smith and Tryforos have sole voting and investment power with respect to 1,410,900 and 23,364 Shares, respectively. The address of Messrs. Smith and Tryforos is 323 Railroad Avenue, Greenwich, CT 06830.

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

                         Other Matters

                         As of the date of this Proxy Statement, management knows of no other matters to be presented for action at the Special Meeting. However, if any further business should properly come before the Special Meeting, the persons named as proxies in the accompanying proxy card will vote on such business in accordance with their best judgment.

                         Solicitation of Proxies

                         The accompanying proxy card is solicited on behalf of the Board of Directors of the Company. Following the original mailing of the proxy materials, proxies may be solicited personally by officers and employees of the Company, who will not receive additional compensation for these services. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of Shares.


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



                                SEI INVESTMENTS
  ONE FREEDOM VALLEY DRIVE OAKS, PENNSYLVANIA 19456 610 676 1000 www.seic.com

                          [Form of front of proxy card]

PROXY                       SEI INVESTMENTS COMPANY                        PROXY

           This proxy is solicited on behalf of the Board of Directors

     The undersigned shareholder of SEI Investments Company (the "Company") hereby appoints Lydia A. Gavalis and Christine M. McCullough, or either of them (with full power to act alone in the absence of the other and with full power of substitution in each), the proxy or proxies of the undersigned, and hereby authorizes either of them to represent and to vote as designated on the reverse, all Shares of Common Stock of the Company held of record by the undersigned at the close of business on January 15, 2001, at the Special Meeting of Shareholders to be held on February 14, 2001, and at any adjournments thereof.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          [Form of back of proxy card]

                       Special Meeting of Shareholders of

                             SEI INVESTMENTS COMPANY

                                February 14, 2001

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card back as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at www.voteproxy.com and follow the on-screen
                              -----------------
instructions. Have your control number and the proxy card available when you access the web page.

YOUR CONTROL NUMBER IS ---------------

                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

[X] Please mark your
    votes as in this
    example

     Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

1. Approval of an amendment to the Company's Articles of Incorporation, as amended, to increase the number of authorized shares from 100,000,000 shares to 750,000,000 shares.

         FOR    AGAINST   ABSTAIN
         [_]      [_]       [_]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Receipt of notice of said meeting and the Proxy Statement of SEI Investments Company accompanying the same is hereby acknowledged.

This proxy, when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposal 1.

CHECK HERE FOR ADDRESS CHANGE                                 [_]

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING                  [_]

SIGNATURE  __________________________________________  DATE  ________________

SIGNATURE  __________________________________________  DATE  ________________

Note: Please sign exactly as name appears hereon. When Shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in the full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person